Investor Contact:                         Media Contact:
Lindsey Opsahl                        Leslie Wojcik
SEI                                SEI
+1 610-676-4052                        +1 610-676-4191
lopsahl@seic.com                        lwojcik@seic.com
Pages:        8

FOR IMMEDIATE RELEASE

SEI Reports Second-Quarter 2022 Financial Results

OAKS, Pa., July 20, 2022 – SEI Investments Company (NASDAQ:SEIC) today announced financial results for the second-quarter 2022. Diluted earnings per share were $0.81 in second-quarter 2022 compared to $0.93 in second-quarter 2021.

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2022	2021	%	2022	2021	%

Revenues	$481,670	$475,651	1%	$1,063,113	$931,337	14%
Net income	111,276	133,778	(17)%	301,584	263,248	15%
Diluted earnings per share	$0.81	$0.93	(13)%	$2.17	$1.82	19%

“Our second-quarter financial results reflect our business' resilience as we navigate the state of the capital markets, inflation's continued impact, and change. While we expect these challenges to continue, we remain steadfast in our conviction that our company is moving in the right direction,” said CEO Ryan Hicke.
“We’ve made progress as a business in three strategic areas of focus: growth, talent, and culture. Our expertise in asset management, technology, and operations is the foundation for driving short- and long-term revenue growth. We are seizing opportunities globally to provide existing and new solutions to our markets, enhance our talent, and reignite our culture. We will continue to diligently assess and allocate our investments in order to push our company forward in these areas, further position us for growth, and deliver value to our employees, clients, and shareholders.”

Summary of Second-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2022	2021	%	2022	2021	%
Private Banks:
Revenues	$124,184	$123,676	—%	$337,732	$241,284	40%
Expenses	121,060	117,654	3%	243,015	228,378	6%
Operating Profit	3,124	6,022	(48)%	94,717	12,906	NM
Operating Margin	3%	5%		28%	5%

Investment Advisors:
Revenues	113,194	119,396	(5)%	232,424	232,690	—%
Expenses	63,375	59,133	7%	127,895	114,160	12%
Operating Profit	49,819	60,263	(17)%	104,529	118,530	(12)%
Operating Margin	44%	50%		45%	51%

Institutional Investors:
Revenues	83,483	85,699	(3)%	170,322	170,198	—%
Expenses	43,925	41,895	5%	89,283	81,053	10%
Operating Profit	39,558	43,804	(10)%	81,039	89,145	(9)%
Operating Margin	47%	51%		48%	52%

Investment Managers:
Revenues	155,926	142,808	9%	312,827	279,227	12%
Expenses	100,807	84,995	19%	199,644	168,015	19%
Operating Profit	55,119	57,813	(5)%	113,183	111,212	2%
Operating Margin	35%	40%		36%	40%

Investments in New Businesses:
Revenues	4,883	4,072	20%	9,808	7,938	24%
Expenses	12,844	13,631	(6)%	24,794	27,035	(8)%
Operating Loss	(7,961)	(9,559)	NM	(14,986)	(19,097)	NM

Totals:
Revenues	$481,670	$475,651	1%	$1,063,113	$931,337	14%
Expenses	342,011	317,308	8%	684,631	618,641	11%
Corporate Overhead Expenses	23,799	22,322	7%	47,823	43,838	9%
Income from Operations	$115,860	$136,021	(15)%	$330,659	$268,858	23%

Second-Quarter Business Highlights:
•Revenues from Information processing and software servicing fees increased from new client conversions and growth from existing SEI Wealth PlatformSM (SWP) clients. Additional revenues from our acquisition of SEI Novus during the fourth-quarter 2021 also contributed to the increase.
•Revenues from Assets under management, administration, and distribution fees were flat. Revenues from Assets under management decreased due to the significant decline in market conditions during the second quarter and client shifts into lower fee investment products. This decline was offset by increased revenues from assets under administration.
•Our average assets under management in equity and fixed income programs, excluding LSV, decreased $21.1 billion, or 11%, to $177.1 billion in the second-quarter 2022, as compared to $198.2 billion during the second-quarter 2021 (see attached Average Asset Balances schedules for further details).
•Our average assets under administration increased $39.3 billion, or 5%, to $897.5 billion in the second-quarter 2022, as compared to $858.2 billion during the second-quarter 2021 (see attached Average Asset Balances schedules for further details).
•Net sales events in the Private Banks and Investment Managers segments during second-quarter 2022 were $7.9 million and are expected to generate net annualized recurring revenues of approximately $5.6 million when contract values are completely realized.
•Net sales events in asset management-related businesses of the Investment Advisors and Institutional Investors segments and the Asset Management Distribution (AMD) business in the Private Banks segment during second-quarter 2022 were $934.0 thousand.
•The increase in operational expenses was primarily due to increased personnel costs due to business growth, competitive labor markets, and the impact of inflation on wages and services. The increase was partially offset by lower direct costs related to asset management revenues.
•In June, we initiated an enhanced voluntary separation program to long-tenured employees as part of our commitment to professional development and expanded responsibilities for current and new talent by increasing advancement opportunities. We expect this program to be finalized in July 2022. The program's total cost is currently estimated to be between $54.0 million and $58.0 million, which will be recorded as part of third-quarter 2022 results.
•Earnings from LSV decreased to $29.8 million in the second-quarter 2022 as compared to $35.1 million in the second-quarter 2021 due to negative cash flows from existing clients, market depreciation and client losses.
•We capitalized $6.1 million of software development costs in second-quarter 2022 for continued enhancements to SWP. Amortization expense related to SWP was $11.8 million in second-quarter 2022.
•Our effective tax rates were 23.1% in second-quarter 2022 and 22.3% in second-quarter 2021. The increase in the effective tax rate was primarily due to decreased tax benefits associated with a lower volume of stock option exercises.
•We repurchased 2.0 million shares of our common stock for $109.3 million during the second-quarter 2022 at an average price of $55.48 per share.
•Cash flow from operations was $70.2 million, or $0.51 per share, and free cash flow was $52.4 million during the second-quarter 2022.

Earnings Conference Call
A conference call to review earnings is scheduled for 4:30 p.m. Eastern time on July 20, 2022. Investors may listen to the call at seic.com/ir-events. Investors may also listen to a replay by telephone at (USA) 866-207-1041; (International) 402-970-0847; Access Code: 4384485.

About SEI®
SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change, and help protect assets—for growth today and in the future. As of June 30, 2022, SEI manages, advises, or administers approximately $1.3 trillion in assets. For more information, visit seic.com.

This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "expect," "believe" and "continue" or "appear." Our forward-looking statements include our current expectations as to:
•the extent to which current market conditions will persist,
•revenue that we believe will be generated by sales events that occurred during the quarter and the timing of the realization of such revenue, if any,
•whether we will diligently assess and allocate our investments,
•whether we positioned for growth, and to deliver value to our employees, clients, and shareholders, and
•when our enhanced voluntary separation program will close and the amount of the cost of such program.
We anticipate that we may deliver forward-looking statements during today’s earnings call that include our current expectations as to the matters in this release and set forth above as well as:
•the timing and success of client migrations, implementations and conversions,
•our ability to expand our relationships and revenue opportunities with new and existing clients,
•whether our investments will create growth opportunities,
•whether we are positioned for sustainable growth and to take advantage of opportunities,
•the margins that out businesses may generate,
•the degree to which one-time and transaction-based revenues during the quarter will be repeated,
•the competition for and cost of talent and the effect of these factors on our business,
•the headwinds we will face and our strategies for how we may respond to these headwinds,
•how we will manage our expenses,
•the degree to which our reported margins will decline, increase or normalize,
•the strategic initiatives and business segments that we will pursue and those in which we will invest,
•whether we have laid the groundwork for our future growth plans,
•the degree to which we will align our talent and spending to capitalize on market opportunities for both the short and medium term,
•whether our voluntary separation program will create space for internal mobility, fresh perspectives, diversity and external experience, and the degree to which this will position us for or accelerate our growth,
•the degree to which we will reset our capital investments to sustain the growth we create,
•the success, if any, of the sales and strategic initiatives we pursue,
•whether our culture will enable us to be more nimble, while maintaining focus and attention on our clients and opportunities,
•the timing of when new clients will be on-boarded directly to new technology platforms and when our entire existing client base will be live on such platforms,
•the value of our backlog and the strength of our pipelines,
•whether we will be able to drive cross-selling opportunities,
•whether we will focus on maintaining and accelerating growth in existing businesses, expanding our focus on new growth engines, or reinvigorating our culture and talent strategies across the company,
•our growth prospects,
•the timing of and our ability to integrate any acquisition targets that we may pursue, if any,
•the potential benefits we may derive from any of our acquisitions,
•the organic and inorganic opportunities that will drive our growth,
•the investments we may make in our technologies and personnel, and
•the success and benefits of our strategic investments.
You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended Dec. 31, 2021, filed with the Securities and Exchange Commission.
# # #

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Asset management, admin. and distribution fees	$382,594	$382,509	$776,691	$750,155
Information processing and software servicing fees	99,076	93,142	286,422	181,182

Total revenues	481,670	475,651	1,063,113	931,337

Subadvisory, distribution and other asset mgmt. costs	50,023	55,827	103,151	105,991
Software royalties and other information processing costs	7,407	7,471	14,954	13,213
Compensation, benefits and other personnel	157,921	141,779	318,405	279,000
Stock-based compensation	10,007	10,103	20,573	19,855
Consulting, outsourcing and professional fees	63,271	55,449	125,762	109,789
Data processing and computer related	32,254	27,375	62,070	53,096
Facilities, supplies and other costs	20,133	18,479	37,760	35,727
Amortization	16,508	14,723	33,395	29,075
Depreciation	8,286	8,424	16,384	16,733

Total expenses	365,810	339,630	732,454	662,479

Income from operations	115,860	136,021	330,659	268,858

Net (loss) gain on investments	(2,620)	377	(3,109)	709
Interest and dividend income	1,853	878	2,701	1,823
Interest expense	(211)	(130)	(461)	(253)
Equity in earnings of unconsolidated affiliate	29,813	35,065	62,272	68,415

Income before income taxes	144,695	172,211	392,062	339,552

Income taxes	33,419	38,433	90,478	76,304

Net income	$111,276	$133,778	$301,584	$263,248

Basic earnings per common share	$0.82	$0.94	$2.20	$1.85

Shares used to calculate basic earnings per share	136,435	142,074	137,185	142,638

Diluted earnings per common share	$0.81	$0.93	$2.17	$1.82

Shares used to calculate diluted earnings per share	137,817	144,212	138,764	144,759

Dividends declared per common share	$0.40	$0.37	$0.40	$0.37

SEI INVESTMENTS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$771,673	$831,407
Restricted cash	351	351
Receivables from investment products	54,911	59,036
Receivables, net of allowance for doubtful accounts of $1,952 and $1,602	466,902	441,609
Securities owned	31,171	28,267
Other current assets	50,523	43,559
Total Current Assets	1,375,531	1,404,229

Property and Equipment, net of accumulated depreciation of $424,048 and $409,248	178,946	178,869
Operating Lease Right-of-Use Assets	27,629	33,614
Capitalized Software, net of accumulated amortization of $572,065 and $545,307	230,497	243,446
Available for Sale and Equity Securities	121,682	129,541
Investments in Affiliated Funds, at fair value	6,000	6,916
Investment in Unconsolidated Affiliate	46,865	107,918
Goodwill	117,405	117,232
Intangible Assets, net of accumulated amortization of $24,163 and $17,716	61,669	68,782
Deferred Contract Costs	35,353	36,236
Deferred Income Taxes	2,459	2,983
Other Assets, net	30,893	24,936
Total Assets	$2,234,929	$2,354,702

Liabilities and Equity
Current Liabilities:
Accounts payable	$10,305	$10,312
Accrued liabilities	218,752	324,382
Current portion of long-term operating lease liabilities	10,993	11,328
Deferred revenue	13,510	9,721
Total Current Liabilities	253,560	355,743

Borrowings Under Revolving Credit Facility	—	40,000
Long-term Income Taxes Payable	803	803
Deferred Income Taxes	22,833	48,876
Long-term Operating Lease Liabilities	21,675	27,639
Other Long-term Liabilities	13,970	20,878
Total Liabilities	312,841	493,939

Shareholders' Equity:
Common stock, $0.01 par value, 750,000 shares authorized; 135,480 and 138,449 shares issued and outstanding	1,355	1,384
Capital in excess of par value	1,272,971	1,246,608
Retained earnings	693,525	632,614
Accumulated other comprehensive loss, net	(45,763)	(19,843)
Total Shareholders' Equity	1,922,088	1,860,763
Total Liabilities and Shareholders' Equity	$2,234,929	$2,354,702

ENDING ASSET BALANCES
(In millions) (Unaudited)

	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Jun. 30,
	2021	2021	2021	2022	2022
Private Banks:
Equity and fixed-income programs	$26,264	$25,618	$26,281	$25,335	$22,277
Collective trust fund programs	7	6	6	7	7
Liquidity funds	3,654	3,988	4,724	4,225	3,666
Total assets under management	$29,925	$29,612	$31,011	$29,567	$25,950
Client assets under administration	4,412	4,675	4,481	4,449	3,923
Total assets	$34,337	$34,287	$35,492	$34,016	$29,873

Investment Advisors:
Equity and fixed-income programs	$78,053	$78,560	$81,686	$77,614	$65,783
Liquidity funds	3,550	3,477	4,317	4,610	8,292
Total Platform assets under management	$81,603	$82,037	$86,003	$82,224	$74,075
Platform-only assets (E)	13,566	13,728	14,564	14,151	12,642
Total Platform assets (E)	$95,169	$95,765	$100,567	$96,375	$86,717

Institutional Investors:
Equity and fixed-income programs	$93,010	$89,441	$91,719	$87,358	$75,506
Collective trust fund programs	5	5	5	6	5
Liquidity funds	2,516	2,599	2,118	2,150	1,654
Total assets under management	$95,531	$92,045	$93,842	$89,514	$77,165
Client assets under advisement	4,566	4,698	4,857	4,778	4,218
Total assets	$100,097	$96,743	$98,699	$94,292	$81,383

Investment Managers:
Collective trust fund programs	$87,012	$87,488	$92,549	$85,411	$142,035
Liquidity funds	473	568	423	284	271
Total assets under management	$87,485	$88,056	$92,972	$85,695	$142,306
Client assets under administration (A)	875,942	861,605	907,377	895,181	885,096
Total assets	$963,427	$949,661	$1,000,349	$980,876	$1,027,402

Investments in New Businesses:
Equity and fixed-income programs	$1,924	$1,964	$2,096	$2,057	$1,903
Liquidity funds	191	202	240	305	242
Total assets under management	$2,115	$2,166	$2,336	$2,362	$2,145
Client assets under administration	1,422	1,378	1,410	1,401	1,076
Total assets	$3,537	$3,544	$3,746	$3,763	$3,221

LSV Asset Management:
Equity and fixed-income programs (B)	$102,404	$97,604	$98,984	$95,962	$81,940

Total:
Equity and fixed-income programs (C)	$301,655	$293,187	$300,766	$288,326	$247,409
Collective trust fund programs	87,024	87,499	92,560	85,424	142,047
Liquidity funds	10,384	10,834	11,822	11,574	14,125
Total assets under management	$399,063	$391,520	$405,148	$385,324	$403,581
Client assets under advisement	5,988	6,076	6,267	6,179	5,294
Client assets under administration (D)	880,354	866,280	911,858	899,630	889,019
Platform-only assets	13,566	13,728	14,564	14,151	12,642
Total assets	$1,298,971	$1,277,604	$1,337,837	$1,305,284	$1,310,536
(A)Client assets under administration in the Investment Managers segment include $80.7 billion of assets that are at fee levels below our normal full-service assets (as of June 30, 2022).
(B)Equity and fixed-income programs include $1.9 billion of assets managed by LSV in which fees are based on performance only (as of June 30, 2022).
(C)Equity and fixed-income programs include $6.4 billion of assets invested in various asset allocation funds at June 30, 2022.
(D)In addition to the numbers presented, SEI also administers an additional $12.9 billion in Funds of Funds assets (as of
June 30, 2022) on which SEI does not earn an administration fee.
(E)    Platform assets under management and Platform-only assets combined are total Platform assets in the Investment Advisors segment.

AVERAGE ASSET BALANCES
(In millions) (Unaudited)

	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.
	2021	2021	2021	2022	2022
Private Banks:
Equity and fixed-income programs	$26,056	$26,232	$25,999	$25,637	$23,713
Collective trust fund programs	7	6	6	6	7
Liquidity funds	3,833	3,916	4,452	4,403	3,795
Total assets under management	$29,896	$30,154	$30,457	$30,046	$27,515
Client assets under administration	4,405	4,476	4,607	4,500	4,163
Total assets	$34,301	$34,630	$35,064	$34,546	$31,678

Investment Advisors:
Equity and fixed-income programs	$76,840	$79,602	$80,703	$77,576	$70,436
Liquidity funds	3,370	3,403	3,644	5,151	7,070
Total Platform assets under management	$80,210	$83,005	$84,347	$82,727	$77,506
Platform-only assets (E)	13,292	13,863	14,341	13,978	13,142
Total Platform assets (E)	$93,502	$96,868	$98,688	$96,705	$90,648

Institutional Investors:
Equity and fixed-income programs	$93,458	$91,965	$90,557	$89,250	$80,971
Collective trust fund programs	68	5	5	5	5
Liquidity funds	2,681	2,742	2,391	2,223	2,097
Total assets under management	$96,207	$94,712	$92,953	$91,478	$83,073
Client assets under advisement	4,516	4,658	4,812	4,889	3,987
Total assets	$100,723	$99,370	$97,765	$96,367	$87,060

Investment Managers:
Collective trust fund programs	$84,553	$89,441	$90,457	$86,633	$131,435
Liquidity funds	469	532	491	432	285
Total assets under management	$85,022	$89,973	$90,948	$87,065	$131,720
Client assets under administration (A)	853,810	851,183	879,718	888,854	893,361
Total assets	$938,832	$941,156	$970,666	$975,919	$1,025,081

Investments in New Businesses:
Equity and fixed-income programs	$1,870	$1,958	$2,053	$2,025	$2,016
Liquidity funds	236	205	197	286	262
Total assets under management	$2,106	$2,163	$2,250	$2,311	$2,278
Client assets under advisement	1,406	1,423	1,423	1,397	1,165
Total assets	$3,512	$3,586	$3,673	$3,708	$3,443

LSV Asset Management:
Equity and fixed-income programs (B)	$103,583	$99,924	$97,381	$96,449	$87,818

Total:
Equity and fixed-income programs (C)	$301,807	$299,681	$296,693	$290,937	$264,954
Collective trust fund programs	84,628	89,452	90,468	86,644	131,447
Liquidity funds	10,589	10,798	11,175	12,495	13,509
Total assets under management	$397,024	$399,931	$398,336	$390,076	$409,910
Client assets under advisement	5,922	6,081	6,235	6,286	5,152
Client assets under administration (D)	858,215	855,659	884,325	893,354	897,524
Platform-only assets	13,292	13,863	14,341	13,978	13,142
Total assets	$1,274,453	$1,275,534	$1,303,237	$1,303,694	$1,325,728
(A)    Average client assets under administration in the Investment Managers segment during second-quarter 2022 include $80.7 billion that are at fee levels below our normal full-service assets.
(B)    Equity and fixed-income programs include $2.1 billion of average assets managed by LSV in which fees are based on performance only during second-quarter 2022.
(C)    Equity and fixed-income programs include $6.9 billion of average assets invested in various asset allocation funds during second-quarter 2022.
(D)    In addition to the numbers presented, SEI also administers an additional $13.1 billion of average assets in Funds of Funds assets during second-quarter 2022 on which SEI does not earn an administration fee.
(E)    Platform assets under management and Platform-only assets combined are total Platform assets in the Investment Advisors segment.